Exhibit 2.d.5

GLADSTONE INVESTMENT CORPORATION - SUBSCRIPTION FORM

THIS SUBSCRIPTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION FORM IS COMPLETED.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights, which we refer to as the “Rights,” set forth below. Under the “Basic Subscription Rights,” each Right entitles the holder thereof to subscribe for and purchase one share of common stock, with a par value of $0.001 per share, of Gladstone Investment Corporation, a Delaware corporation (the “Company”), at an Estimated Subscription Price of $9.02 per share, on the terms and subject to the conditions for this rights offering set forth in the prospectus supplement dated March31, 2008 accompanying this Subscription Certificate (the “Prospectus Supplement”). Pursuant to the “Over- Subscription Privilege,” if any shares of common stock available for purchase in the rights offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights, any unsubscribed shares will be offered to other Record Date Stockholders who have exercised all or a portion of their Rights as well as to subscribing purchasers of Rights (“Rights Purchasers”) who wish to acquire additional shares pursuant to the terms and conditions of the rights offering, subject to availability, proration and allocation preferences, as described in the Prospectus Supplement. Unless defined herein, all capitalized terms have the meaning given in the Prospectus Supplement.

The Rights represented by this Subscription Certificate may be exercised by completing Forms 1 and 3 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock in accordance with the Prospectus Supplement. If a Notice of Guaranteed Delivery is used and accompanied by full payment, a properly completed and executed Subscription Certificate must be received by the Subscription Agent no later than the close of business on the third (3rd) business day following the Expiration Date, or April 24, 2008, unless the offering is extended to a date not later than May 5, 2008, as described in the Prospectus Supplement. Please see “The Rights Offering – Payment for Shares” in the Prospectus Supplement for additional information.

This Subscription Certificate is transferable and may be combined or divided (but only into Subscription Certificates evidencing full Rights) at the office of the Subscription Agent. Such Rights may be transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing this Subscription Certificate.

Stock certificates will not be issued for shares of the Company’s common stock offered in the offering. You will have the shares of the Company’s stock acquired in this offering credited to your account with the Company’s transfer agent. See “The Rights Offering – Delivery of tShares” in the Prospectus Supplement dated March31, 2008 for additional information.

SEE INSTRUCTIONS ON THE REVERSE SIDE
BASIC SHARES TO SUBSCRIBE
WHOLE SHARES

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by  documents transmitted herewith.

OVER SUBSCRIPTION FOR SHARES
WHOLE SHARES
X

Signature of Stockholder	Date	Daytime Telephone #

X			RIGHTS OFFERED FOR SALE

Signature of Stockholder	Date	Daytime Telephone #		WHOLE SHARES

ENCLOSED IS MY CHECK FOR $

Please complete the back if you would like to
		transfer ownership or request special mailing.		376546 115
SUBSCRIPTION CERTIFICATE NUMBER				CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE		RIGHTS		RECORD DATE SHARES

GLADSTONE INVESTMENT CORPORATION
SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Rights, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS:

I apply for		shares x $ 9.02 = $
	(no. of new shares)	(est. subscription price)	(payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

There is no limit as to the number of shares of the Company’s common stock you may subscribe for pursuant to the Over-Subscription Privilege. If there are insufficient shares of common stock to fully honor all over-subscription requests, the remaining shares will be allocated first to Record Date Stockholders who have exercised all or a portion of their Rights and who over-subscribe, pro-rata based on the number of Rights exercised. Any shares remaining after satisfying all over-subscription requests by such Record Date Stockholders will be allocated pro-rata among Rights Purchasers who over-subscribe based on the number of Rights exercised.

I apply for		shares x $ 9.02 = $
	(no. of new shares)	(est. subscription price)	(payment)

Total Amount of Payment Enclosed = $

(c) METHOD OF PAYMENT (CHECK ONE)

Check, money order, or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “The Bank of New York, as Subscription Agent — Gladstone Investment Corp.” Funds paid by an uncertified check may take at least five (5) business days to clear.

Wire transfer of same day funds to the account maintained by The Bank of New York as Subscription Agent, for purposes of accepting subscriptions in this rights offering at Mellon Bank NA, ABA No. 043-000-261, Mellon Investor Services LLC, Reorg Acct No. 011-8518, Ref: GLADSTONE, attn: Michael Eguia (T) 201-680-3560.

(d) SALE OF UNEXERCISED RIGHTS

If you want the Subscription Agent to attempt to sell your unexercised subscription rights check this box, sign under Form 3, and have your signature guaranteed under Form 4.

(e) SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH A BANK OR BROKER

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To sell or transfer your subscription rights to another person, complete this form and have your signature guaranteed under Form 4. To sell your subscription rights through your bank or broker, sign below and have your signature guaranteed under Form 4, but leave the rest of this Form 1(e) blank.

	For value received	of the subscription rights represented by this Subscription Certificate are assigned to:

	(Print Full Name of Assignee)	(Print Full Address)

Capacity (Full Title)

	(Tax ID or Social Security No.)	Signature(s)*

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JANUARY 14, 2008, AS SUPPLEMENTED BY THE PROSPECTUS SUPPLEMENTS DATED MARCH 24, 2008 AND MARCH 31, 2008, WHICH WE REFER TO COLLECTIVELY AS THE “PROSPECTUS,” AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC.

GLADSTONE INVESTMENT CORPORATION

Incorporated under the Laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Gladstone Investment Corporation

Estimated Subscription Price: $ 9.02 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK TIME,

ON APRIL 21, 2008, UNLESS EXTENDED BY US TO A DATE NOT LATER THAN MAY 5, 2008.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the common stock underlying your subscription rights, a certificate representing unexercised subscription rights, or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions specified in the Prospectus.

TO SELL: If I have completed Form 3, I authorize the sale by the Subscription Agent, according to the procedures described in the Prospectus, of any subscription rights represented by this Subscription Certificate but not exercised hereby.

I hereby agree that if I fail to pay in full for the shares of common stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

Signature(s)*

If signature is by trustee(s), executor(s), administrators(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2, or if you wish to sell or transfer unexercised subscription rights pursuant to Form 1(d) or 1(e).

Signature Guaranteed:
(Name of Bank or Firm)

By:
Signature of Officer**

*IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

**IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

In order to exercise your subscription rights, you must either (a) complete and sign this Subscription Certificate and return it together with payment of the Estimated Subscription Price for the shares of the Company’s common stock, or (b) present a properly completed Notice of Guaranteed Delivery together with payment of the Estimated Subscription Price for the shares of the Company’s common stock, in either case to the Subscription Agent, The Bank of New York, before 5:00 p.m., New York time, on April 21, 2008, the Expiration Date, unless extended by the Company to a date not later than May 5, 2008. Delivery to an address other than the address listed below will not constitute valid delivery.

If by First Class Mail:	The Bank of New York, Reorganization Services, P.O. Box 3301, South Hackensack, NJ 07606.
If by Overnight Carrier:	The Bank of New York, Reorganization Services, 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310.

If by Hand:	The Bank of New York, Reorganization Services, 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310.

FOR INSTRUCTIONS ON THE USE OF GLADSTONE INVESTMENT CORPORATION’S SUBSCRIPTION CERTIFICATES, CONSULT GEORGESON INC., THE INFORMATION AGENT, AT (866) 828-4303, AND BANKS AND BROKERS MAY CALL GEORGESON AT (212) 440-9800.